Exhibit 99.1
EXPENSIFY ANNOUNCES Q3 2025 RESULTS
Total interchange derived from the Expensify Card grew to $5.4 million, an increase of 18% as compared to the same period last year.
SAN FRANCISCO, Cal.--(BUSINESS WIRE)--November 6, 2025-- Expensify, Inc. (Nasdaq: EXFY), the easiest way to manage expenses, corporate cards, and travel, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter ended September 30, 2025.
A Message From Our Founder
Expensify continues to generate free cash flow, grow interchange (up 18% y/y), and grow travel bookings (up 95% since Q1). We're standing by our FY'25 free cash flow guidance of $19.0 million to $23.0 million, and have announced that Expensify is the Official Travel and Expense partner of the Brooklyn Nets, with the long-time customer adopting Expensify Travel in Q3! We've migrated all Collect customers off Classic and fully onto New Expensify (with the vast majority of users choosing to stay on New rather than switch back to Classic), and are focused on migrating all Control customers right now. It's an exciting time, as we're seeing the results of our years of hard work building New Expensify in the hands of real customers at scale, and they love it!
Additionally, I'm extremely proud to take the wraps off of our heavily upgraded Concierge AI, the world's first Hybrid Multi-Modal Contextual Expense Agent – or just "Concierge", for short. I believe this is the most capable, most flexible, most accurate financial AI on the market today, due to its innovative design that is:
•Hybrid - You'll never hear "I can't do that, Dave", because anything the AI can't do or answer itself will be seamlessly escalated to a human to complete in realtime, 24/7.
•Multi-modal - Concierge is a single AI that can wear "many hats"– answer support questions, scan receipts, create expenses, fix errors, automate approvals, the works – rather than a suite of less functional specialist AIs that you need to pick and choose between to get the right answer.
•Contextual - Rather than floating "above" the UI like a modern day Clippy, Concierge is built into the UI such that you can ask questions or request changes directly inside your expense policy, expense report, or individual expense itself.
Everyone claims to have an AI, and they all start to sound the same. But we've been at that a long time and know customers want more than gimmicks and slick marketing. Chat is the UI of AI, and New Expensify was rebuilt entirely around chat specifically to enable you to chat with our Concierge AI from everywhere in the product, about anything. I don't think there is anything like it on the market, but I believe everyone is inevitably going to end up going this design direction – so check out New Expensify to see a glimpse of the future, today!
-david
Founder and CEO of Expensify

Exhibit 99.1
Third Quarter 2025 Highlights
Financial:
•Revenue was $35.1 million, a decrease of 1% compared to the same period last year.
•Generated $4.2 million of cash from operating activities.
•Free cash flow was $1.2 million.
◦This decrease is primarily due to unfavorable timing of cash payments related to working capital items in the current quarter as compared to the same period last year.
•Net loss was $2.3 million, compared to $2.2 million for the same period last year.
•Non-GAAP net income was $4.3 million.
•Adjusted EBITDA was $6.5 million.
•Interchange derived from the Expensify Card grew to $5.4 million, an increase of 18% compared to the same period last year.
•See Financial Outlook section for Free Cash Flow guidance for fiscal year ending December 31, 2025.
Business:
•Paid members - Paid members were 642,000, a decrease of 6% compared to the same period last year.
•Expensify Travel - Expensify Travel saw a 36% increase in quarterly travel bookings. Travel bookings have increased by 95% since Q1 2025.
•Share repurchase - The company repurchased 1,579,763 shares of its Class A common stock, totaling approximately $3.0 million.
•Marquee travel customer - Expensify became the official Travel and Expense partner of the Brooklyn Nets, with the long-time customer adopting Expensify Travel in Q3.

Exhibit 99.1
Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.
Free Cash Flow
Expensify estimates free cash flow of $19.0 million to $23.0 million for the fiscal year ending December 31, 2025.
The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.
Stock Based Compensation
An estimate of expected stock-based compensation expense for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately four years remaining).
Est. stock-based compensation (millions)

	Q4 2025		Q1 2026		Q2 2026		Q3 2026
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$2.1	$2.9	$2.0	$2.8	$2.0	$2.8	$1.9	$2.7
Research and development	1.5	2.1	1.5	2.1	1.4	2.0	1.4	2.0
General and administrative	0.9	1.3	0.9	1.3	0.9	1.3	0.8	1.2
Sales and marketing	0.9	1.1	0.8	1.0	0.8	1.0	0.8	1.0
Total	$5.4	$7.4	$5.2	$7.2	$5.1	$7.1	$4.9	$6.9

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.
Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income, and free cash flow.
We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in

Exhibit 99.1
understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.
Adjusted EBITDA. We define adjusted EBITDA as net loss excluding provision for income taxes, other income, net, depreciation and amortization, and stock-based compensation expense.
Non-GAAP net income. We define non-GAAP net income as net loss excluding stock-based compensation expense.
Free cash flow. We define free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.
The tables at the end of the Condensed Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.
Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and their potential impact and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs, which have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; any adverse impact on

Exhibit 99.1
our business operations as a result of using artificial intelligence or other machine learning technologies in our services; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, including geopolitical uncertainty and instability, and their effects on software spending; our ability to protect against security incidents, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; the impact of tariffs and global trade disruptions on us, our customers and our vendors, including the impact on inflation, supply chains and consumer sentiment; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
About Expensify
Expensify is the easiest way to do your expenses, travel, and corporate cards. Built for businesses of all sizes and trusted by 15 million members worldwide, Expensify is a top-rated app across G2, TrustRadius, Capterra, and more. Learn more at use.expensify.com.
Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	As of September 30,	As of December 31,
	2025	2024
Assets
Cash and cash equivalents	$61,453	$48,772
Accounts receivable, net	12,312	12,701
Settlement assets, net	53,283	42,406
Prepaid expenses	4,174	12,089
Other current assets	21,376	20,908
Total current assets	152,598	136,876
Capitalized software, net	14,622	16,232
Property and equipment, net	13,201	13,621
Lease right-of-use assets	4,912	5,441
Deferred tax assets, net	497	499
Other assets	1,005	1,011
Total assets	$186,835	$173,680
Liabilities and stockholders' equity
Accounts payable	$710	$196
Accrued expenses and other liabilities	7,726	8,240
Lease liabilities, current	720	729
Settlement liabilities	35,238	28,845
Total current liabilities	44,394	38,010
Lease liabilities, non-current	5,208	5,738
Other liabilities	1,573	1,689
Total liabilities	51,175	45,437
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001 Class A common stock; 1,000,000,000 shares authorized; 80,832,770 and 79,471,414 shares of Class A common stock issued and outstanding as of September 30, 2025 and December 31, 2024, respectively LT10 common stock; 21,871,197 shares authorized; 4,209,827 shares of LT10 common stock issued and outstanding as of September 30, 2025 and December 31, 2024 LT50 common stock; 24,967,114 shares authorized; 7,988,939 and 7,695,524 shares of LT50 common stock issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	300,751	279,062
Accumulated deficit	(165,100)	(150,828)
Total stockholders' equity	135,660	128,243
Total liabilities and stockholders' equity	$186,835	$173,680

Expensify, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$35,065	$35,409	$106,903	$102,232
Cost of revenue, net (1)	17,667	17,145	52,686	46,091
Gross margin	17,398	18,264	54,217	56,141
Operating expenses:
Research and development (1)	4,905	5,618	15,421	17,936
General and administrative (1)	9,814	9,084	30,054	29,760
Sales and marketing (1)	4,936	3,274	22,824	9,730
Total operating expenses	19,655	17,976	68,299	57,426
(Loss) income from operations	(2,257)	288	(14,082)	(1,285)
Other income (expenses), net	96	181	1,309	(1,033)
(Loss) income before income taxes	(2,161)	469	(12,773)	(2,318)
Provision for income taxes	(154)	(2,667)	(1,499)	(6,425)
Net loss	$(2,315)	$(2,198)	$(14,272)	$(8,743)
Net loss per share:
Basic and diluted	$(0.03)	$(0.02)	$(0.15)	$(0.10)
Weighted average shares of common stock used to compute net loss per share:
Basic and diluted	92,559,381	88,177,739	92,114,672	86,643,209

(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue, net	$2,630	$2,843	$8,439	$8,661
Research and development	1,881	2,530	6,301	8,424
General and administrative	1,147	1,560	3,897	4,965
Sales and marketing	1,005	697	2,943	1,485
Total stock-based compensation expense	$6,663	$7,630	$21,580	$23,535

Expensify, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(14,272)	$(8,743)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,179	4,851
Reduction of operating lease right-of-use assets	427	411
Loss on impairment, receivables and sale or disposal of equipment	448	637
Stock-based compensation expense	21,580	23,535
Amortization of original issue discount and debt issuance costs	79	43
Deferred tax assets	2	(32)
Changes in assets and liabilities:
Accounts receivable, net	50	845
Settlement assets, net	(7,906)	(13,202)
Prepaid expenses	7,915	1,597
Other current assets	(2,564)	2,707
Other assets	6	(144)
Accounts payable	451	(349)
Accrued expenses and other liabilities	(350)	(1,501)
Operating lease liabilities	(435)	67
Settlement liabilities	6,393	5,389
Other liabilities	(116)	364
Net cash provided by operating activities	17,887	16,475
Cash flows from investing activities:
Purchases of property and equipment	(17)	—
Software development costs	(2,740)	(6,699)
Net cash used in investing activities	(2,757)	(6,699)
Cash flows from financing activities:
Principal payments of finance leases	(104)	(96)
Principal payments of outstanding debt	—	(22,671)
Payments for debt issuance costs	(88)	(71)
Repurchases of early exercised stock options	—	(35)
Proceeds from common stock purchased under Matching Plan	4,351	2,900
Proceeds from issuance of common stock upon exercise of stock options	315	303
Repurchase and retirement of common stock	(6,057)	(1,510)
Net cash used in financing activities	(1,583)	(21,180)
Net increase (decrease) in cash and cash equivalents and restricted cash	13,547	(11,404)
Cash and cash equivalents and restricted cash, beginning of period	90,834	96,658
Cash and cash equivalents and restricted cash, end of period	$104,381	$85,254
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$1,326
Cash paid for income taxes	$4,880	$3,735
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$1,359	$2,315
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	$78	$178
Fair value of common stock issued to settle liability-classified restricted stock units	$792	$—
Reconciliation of cash and cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$61,453	$39,172
Restricted cash included in other current assets	17,875	23,748
Restricted cash included in settlement assets, net	25,053	22,334
Total cash, cash equivalents and restricted cash	$104,381	$85,254

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,
	2025	2024
Net loss	$(2,315)	$(2,198)
Net loss margin	(7)%	(6)%
Add:
Provision for income taxes	154	2,667
Other income, net	(96)	(181)
Depreciation and amortization	2,097	1,758
Stock-based compensation expense	6,663	7,630
Adjusted EBITDA	$6,503	$9,676
Adjusted EBITDA margin	19%	27%

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended September 30,
	2025	2024
Net loss	$(2,315)	$(2,198)
Net loss margin	(7)%	(6)%
Add:
Stock-based compensation expense	6,663	7,630
Non-GAAP net income	$4,348	$5,432
Non-GAAP net income margin	12%	15%

Free Cash Flow and Free Cash Flow Margin

	Three Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$4,166	$3,687
Operating cash flow margin	12%	10%
(Increase) decrease in changes in assets and liabilities:
Settlement assets	(3,708)	5,326
Settlement liabilities	1,855	(502)
Less:
Software development costs	(1,085)	(1,832)
Free cash flow	$1,228	$6,679
Free cash flow margin	4%	19%